UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934


                                   May 8, 2001
                        (Date of earliest event reported)


                          21st CENTURY HOLDING COMPANY
                          ----------------------------
             (Exact name of registrant as specified in its charter)


         Florida                          000-25001              65-0248866
--------------------------------       ---------------       -------------------
(State or other jurisdiction of        (Commission File       I.R.S. Employer of
      incorporation)                       Number)            Identification No.

                 4161 N.W. 5th Street, Plantation, Florida 33317
                 -----------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (954) 581-9993
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         The purpose of this Report on Form 8-K is to reflect changes to the beneficial ownership of the common stock, par value, $0.01 (the "Common Stock") of 21st Century Holding Company (the "Company") due to recent sales by certain former 10% beneficial stockholders. These sales effectively increase the number of shares in the "public float" and thereby increase the "market value of public float" as defined by the Nasdaq National Market. In order for the Company to maintain its listing on the Nasdaq National Market, the Company is required to maintain a "market value of public float" of $5.0 million or more.

         The following table sets forth, as of May 9, 2001 information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer ("CEO") and each of the other "named executive officers" (as confirmed in the Executive Compensation-Summary Compensation Table in the Company's Definitive Proxy Statement for its 2001 Annual Meeting of Shareholders), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group.

                                                                                    Number of Shares    Percent of
                                                                                      Beneficially        Class
Name and Address of Beneficial Owner (1)                                               Owned (2)       Outstanding (3)
------------------------------------------------------                               ---------------   ---------------
Edward J. Lawson (4)...................................................                1,087,728            34.2%
Michele V. Lawson (5)..................................................                1,087,728            34.2
Joseph A. Epstein (6)..................................................                    3,950              *
Robert E. McNally (7)..................................................                   42,156             1.3
Bruce F. Simberg (8)...................................................                   47,250             1.5
Samuel A. Milne (9)....................................................                    5,000              *
All directors and executive officers as a group (6 persons)............                1,186,084            37.2

5% or greater holders:
Wallace J. Hilliard (10)...............................................                  302,680             9.6
  2610 Bulrush Lane
  Naples, FL 34105
Ronald A. Raymond......................................................                  309,159             9.8
  P.O. Box 6037
  Fort Lauderdale, FL 33310
Hilliard Family Foundation, Inc.                                                         199,800             6.3
  8040 Willard Drive
  Suite 205
  Green Bay, WI  54304
Carla L. Leonard ......................................................                  184,407             5.8
  1966 S.W. 105 Avenue
  Davie, FL 33324

----------------
*    Less than 1%.

(1) Except as otherwise indicated, the address of each person named in the table is c/o 21st Century Holding Company, 4161 N.W. 5th Street, Avenue, Plantation, Florida 33317.

(2) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock that such persons have the right to acquire a beneficial interest in within 60 days from the date of this report.

(3) At the close of business on May 9, 2001 there were 3,165,201 common shares outstanding.

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

(4) Includes 526,889 shares of Common Stock held of record by Mrs. Lawson, 2,500 shares of Common Stock held jointly by Mr. and Mrs. Lawson, 16,950 shares held in an account for a minor, 8,750 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lawson and 5,750 shares of Common Stock issuable upon the exercise of stock options held by Mrs. Lawson.

(5) Includes 526,889 shares of Common Stock held of record by Mr. Lawson, 2,500 shares of Common Stock held jointly by Mr. and Mrs. Lawson, 16,950 shares held in an account for a minor, 5,750 shares of Common Stock issuable upon the exercise of stock options held by Mrs. Lawson and 8,750 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lawson.

(6) Includes 1,700 shares of Common Stock held in Mr. Epstein's IRA and 2,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Epstein.

(7) Includes 3,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. McNally.

(8) Includes 2,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Simberg.

(9) Includes 5,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Milne.

(10) Includes 280,980 shares of Common Stock held by a trust, 9,300 held by Hilliard Limited Partnership in which Mr. Hilliard is a general partner, 8,000 shares of Common Stock held in an irrevocable trust account, and 4,400 shares of Common Stock held in Mr. Hilliard's IRA.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 21ST CENTURY HOLDING COMPANY

DATE: MAY 10, 2001                               By: /s/ Samuel A. Milne
                                                 -----------------------

                                                 Title: Chief Financial Officer



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